UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2019

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

122 Dickinson Avenue, Toms River, NJ	08753
(Address of Registrant’s Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (732) 423-5520

Mineral Mountain Mining & Milling Company

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Note: On July 19, 2019, FINRA published on its Daily List the change in the Company’s name from Mineral Mountain Mining & Milling Company to Quad M Solutions, Inc. (the “Name Change”). The reason for the Name Change was because the change in the Company’s primary business activities, as reported in the Company’s Form 8-K filed on March 27, 2019 and the divesture of 75% of the Company’s equity ownership in its former mining subsidiaries, as reported in the Company’s Form 8-K filed on April 24, 2019. The Articles of Amendment to implement the Name Change have been filed with the State of Idaho and the Company has been informed by FINRA that the Name Change, published on the FINRA Daily List on July 19, 2019, will become effective on July 22, 2019.

Item 4.01 Changes In Registrant’s Certifying Accountant

Previous Independent Accountants

On July 8, 2019, the management of Quad M Solutions, Inc., f/k/a Mineral Mountain Mining & Milling Company (the “Company” or “Registrant”) received an email notice that our independent auditors, Fruci & Associates II, PLLC (“Fruci”), had made the decision to resign as our independent accountants effective immediately. On July 16, 2019, on which date a quorum of the Board of Directors voted to accept the resignation. Upon filing of the 8-K by Quad M Solutions, Inc. and submitting same to Fruci & Associates II, PLLC to review Fruci agreed to send Quad M Solutions, Inc. the Exhibit 16.1 letter for inclusion with the 8-K filing after its review of the 8-K filing.

Fruci audited the financial statements of the Company for the two years ended September 30, 2018 and 2017. The report of Fruci on such financial statements, dated January 14, 2019, except as to the Restatement of Previously Issued Financial Statements as discussed in Note 2, which is as of February 28, 2019, filed with the Company’s Form 10-K/A No.1, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

For the past two fiscal years and subsequent interim periods though the date of resignation, there have been no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Fruci & Associates II, PLLC, would have caused them to make reference thereto in their report on the financial statements.

During the two most recent fiscal years and the interim period to the date of their resignation, there have been no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-B.

During the Company’s two most recent fiscal years, and since then, Slack & Co. has not advised the Company that any of the following exist or are applicable:

(1)

That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to their attention that has led them to no longer be able to rely on management’s representations, or that has made them unwilling to be associated with the financial statements prepared by management.

(2)

That the Company needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management’s representations or be associated with the Company’s financial statements for the foregoing reasons or any other reason, or

(3)

That they have advised the Company that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

We have provided Fruci & Associates II, PLLC with a copy of the disclosure made in response to this Item 4.01 and have requested that Fruci & Associates II, PLLC provide a letter addressed to the Securities & Exchange Commission confirming their agreement with the disclosure contained herein. Pursuant to our request, Fruci & Associates II, PLLC has provided the letter attached hereto as Exhibit 16.1.

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New Independent Accountants

On July 19, 2019, Slack & Co. CPAS (“Slack & Co.”), Certified Public Accountants of Wayne, PA, were appointed by the Company to audit our financial statements for the year ended September 30, 2019 and review the interim quarterly financial statements for the period ended June 30, 2019. During our two most recent fiscal years and the subsequent interim periods preceding their appointment as independent accountants, neither the Company nor anyone on its behalf consulted Slack & Co. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered of the Company’s consolidated financial statements, nor has Slack & Co. provided to the Company a written report or oral advice regarding such principles or audit opinion.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 16.1	Letter to SEC from Fruci & Associates II, PLLC dated July 22, 2019, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Quad M Solutions, Inc.

Dated: July 22, 2019	By:	/s/: Pat Dileo
	Name:	Pat Dileo
	Title:	Chief Executive Officer (Principal Executive Officer)

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